                                                                 Exhibit 4.7

                      SECOND AMENDMENT TO SECURED LOAN AGREEMENT

                     THIS SECOND AMENDMENT, made as of the 25th day of April, 1995, by and among PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, an unincorporated association in business trust form ("Borrower"), and CORESTATES BANK, N.A., a national banking association ("Agent") in its individual capacity as a Lender and as Agent for itself and MERIDIAN BANK, MIDLANTIC BANK, N.A., and PNC BANK, NATIONAL ASSOCIATION (individually, including Agent, referred to as a "Lender" and collectively referred to as "Lenders").

                                      BACKGROUND

                      A. Borrower, Agent and Lenders are parties to a Secured Loan Agreement dated November 9, 1994, as amended by a First Amendment to Secured Loan Agreement dated March 20, 1995 (the "Loan Agreement"). All capitalized terms used but not specifically defined herein have the meanings defined in the Loan Agreement.

                      B. Borrower, Agent and Lenders have this date completed the Subsequent Closing and Lenders have severally, in accordance with their respective Pro Rata Shares, advanced to Borrower an additional $7,800,000.00, causing the outstanding principal balance of the Loan to be $35,000,000.00.

                      C. Pursuant to Section 2.1.2.1 of the Loan Agreement, the parties have agreed upon a new Schedule 2.1.2.1 for the Loan

           Agreement.

                    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                      1. Schedule 2.1.2.1 of the Loan Agreement is hereby deleted and the new Schedule 2.1.2.1 that is attached to this Second Amendment as Exhibit "A" is substituted in its place.

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                     2.   Except as specifically modified hereby, the Loan
           Agreement remains in full force and effect, in accordance with its terms.

                     IN WITNESS WHEREOF, Borrower, Agent and Lenders have executed this Agreement under seal, intending to be legally bound hereby, as of the day and year first above written.

                                    BORROWER:

                                    PENNSYLVANIA REAL ESTATE INVESTMENT

                                    TRUST

                                    By: /s/ Robert G. Rogers

                                       ---------------------------------------
                                       Robert G. Rogers, Trustee

                                    By: /s/ Jeffrey A. Linn

                                       ---------------------------------------
                                       Jeffrey A. Linn, Secretary

                                    LENDERS:

                                    CORESTATES BANK, N.A.

                                    By: /s/ Glenn W. Gallagher

                                       ---------------------------------------
                                       Glenn W. Gallagher, Vice President

                                    MERIDIAN BANK

                                    By: /s/ K.C. Barrett

                                       ---------------------------------------
                                       K.C. Barrett, Vice President

                                    MIDLANTIC BANK, N.A.

                                    By: /s/ Robert A. Goldstein

                                       ---------------------------------------
                                       Robert A. Goldstein,
                                       Vice President

                           [signature continued on next page]

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                                     PNC BANK, NATIONAL ASSOCIATION

                                     By: /s/ David A. Pioch

                                       ---------------------------------------
                                         David A. Pioch, Vice President

                                     AGENT:

                                     CORESTATES BANK, N.A.

                                     By: /s/ Glenn W. Gallagher

                                       ---------------------------------------
                                       Glenn W. Gallagher,
                                       Vice President

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                                       EXHIBIT "A"

                                     Schedule 2.1.2.1

              Scheduled Monthly Installment

                       Payment Date             Installment of Principal Due

             ------------------------------     ----------------------------

            May 1, 1995 through April, 1996,

              inclusive                                    $34,610.63

            May 1, 1996 through April, 1997,

              inclusive                                     37,714.80

            May 1, 1997 through April, 1998,

              inclusive                                     41,097.38

            If first option to extend is
              exercised:

            April 1, 1998                                   41,097.38

            May 1, 1998 through March 1,

              1999, inclusive                               44,783.35

            If second option to extend is
              exercised:

            April 1, 1999                                   44,783.35

            May 1, 1999 through March, 2000,

              inclusive                                     48,799.90